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                                                                     Exhibit 2.6






                             CONTRIBUTION AGREEMENT


                  CONTRIBUTION AGREEMENT, dated as of October 21, 1999 (this "AGREEMENT"), between CCPC Acquisition Corp., a Delaware corporation ("CCPC ACQUISITION") and CCPC Holding Company, Inc., a Delaware corporation ("CCPC HOLDING").


                                W I T N E S S T H

                  WHEREAS, CCPC Acquisition owns 100% of the issued and outstanding shares, par value $0.01 (the "GHC ACQUISITION SHARES"), of GHC Acquisition Corp., a Delaware corporation;

                  WHEREAS, the Board of Directors of CCPC Acquisition has deemed it advisable and to the advantage of CCPC Acquisition that CCPC Acquisition contribute the GHC Acquisition Shares to CCPC Holding;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. CAPITAL CONTRIBUTION. CCPC Acquisition hereby contributes to CCPC Holding the GHC Acquisition Shares. CCPC Holding acknowledges receipt of the GHC Acquisition Shares and agrees to assume and hold CCPC acquisition harmless from all obligations in connection with the GHC Acquisition Shares and the obligations of CCPC Acquisition under the Agreement and Plan of Merger, dated as of August 2, 1999, as amended, among General Housewares Corp., a Delaware corporation, CCPC Acquisition and GHC Acquisition Corp., a Delaware corporation.

                  2. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York.

                  3. COUNTERPARTS. This Agreement may be executed in any number of counterparts by the parties hereto, and all of said counterparts when taken together shall be deemed to constitute one and the same instrument, it being understood that all the parties need not sign the same counterpart.




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                                                                               2


                  IN WITNESS WHEREOF, each of the undersigned has caused this Capital Contribution Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                       CCPC ACQUISITION CORP.


                                       By:       /s/ Phyllis R. Yeatman
                                            -----------------------------------
                                                Name:  Phyllis R. Yeatman
                                                Title:    President


                                       CCPC HOLDING COMPANY, INC.


                                       By:       /s/ Peter F. Campanella
                                            -----------------------------------
                                                Name:  Peter F. Campanella
                                                Title:    President